EXHIBIT 99.1

Jeffrey A. Duchemin Appointed to Additional Roles of President and Director of Harvard Bioscience

Duchemin Will Continue to Serve as CEO

HOLLISTON, Mass., Nov. 4, 2013 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO), a global developer, manufacturer, and marketer of a broad range of tools to advance life science research and regenerative medicine, announced that its Chief Executive Officer, Jeffrey A. Duchemin, has been appointed by the Board of Directors to the additional positions of President and Director, effective immediately. He replaces David Green, who has become President at Harvard Apparatus Regenerative Technology, Inc. (HART), which was spun off from HBIO on November 1, 2013. Mr. Green will remain on the Board of Directors of Harvard Bioscience.

David Green commented, "Guiding Harvard Bioscience successfully into its future requires a leader with profound understanding of the life sciences industry, a specific grasp of its customer base, and the know-how to expand the Company's growth internationally. In the few months since he took the helm of HBIO as Chief Executive Officer, Jeff has proven himself eminently qualified for this position, and I look forward to watching him continue to grow the Company."

Jeffrey A. Duchemin stated, "As President and Chief Executive Officer of Harvard Bioscience, I intend to implement a comprehensive set of goals that includes overseeing the organic growth of the Company, embarking on a program of geographic expansion and managing strategic growth via acquisitions. I have already begun to assemble a key team of managers to assist me in this goal, and I look forward to sharing key milestones with shareholders as we move ahead. I would also like to thank David Green for his years of dedication to Harvard Bioscience and for contributing to its success."

Prior to joining Harvard Bioscience as Chief Executive Officer in August, Mr. Duchemin spent 16 years with Becton Dickinson (BD) in progressive sales, marketing and executive leadership positions across BD's three business segments: BD Medical Systems, BD Diagnostic Systems and BD Biosciences. In October 2012, BD Biosciences, Discovery Labware was acquired by Corning Life Sciences. Mr. Duchemin was a Global Business Director for Corning Life Sciences until his departure to Harvard Bioscience. He is a transformational leader with demonstrated business results. The depth of his experience spans across a broad range of life science research and medical device products resulting in growth on a global basis. Mr. Duchemin earned an M.B.A. from Southern New Hampshire University and a bachelor of science degree in accounting from the University of Massachusetts Dartmouth.

Separately, Harvard Bioscience announces that the position of Chief Operating Officer is being eliminated as of November 30, 2013. Mr. Duchemin will assume the responsibilities of that position.

About Harvard Bioscience

Harvard Bioscience ("HBIO") is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine. Our products are sold to thousands of researchers in over 100 countries primarily through our 850 page catalog (and various other specialty catalogs), our website, through distributors, including GE Healthcare, Thermo Fisher Scientific and VWR, and via our field sales organization. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden and Spain with additional facilities in France and Canada. For more information, please visit our website at www.harvardbioscience.com.

The Harvard Bioscience, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6426

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the appointment of Mr. Jeffrey Duchemin as Harvard Bioscience's President. These statements involve risks and uncertainties, including among other things, market conditions that may cause results to differ materially from the statements set forth in this press release. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

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CONTACT: Jeffrey A. Duchemin
         President and Chief Executive Officer
         (508) 893-8999

         Investor Relations:
         Dian Griesel Inc.
         Cheryl Schneider
         (212) 825-3210

         Public Relations:
         Dian Griesel Inc.
         Susan Forman or Laura Radocaj
         (212) 825-3210